Exhibit 99.1

JER INVESTORS TRUST INC. (NYSE: JRT) ANNOUNCES THIRD QUARTER 2008 RESULTS

McLean, VA –November 6, 2008: JER Investors Trust Inc. (NYSE: JRT) today reported results for the quarter ended September 30, 2008:

Third Quarter Highlights:

•
Liquidity:  At September 30, 2008, we had $32.6 million in unrestricted cash compared to net borrowings on our repurchase agreements totaling $87.2 million.  As of November 4, 2008, unrestricted cash decreased to $21.5 million and net borrowings on our repurchase agreements decreased to $59.6 million.

•
Adjusted Funds from Operations:  Generated Adjusted Funds from Operations (“AFFO”) of $8.5 million and $27.8 million, or $0.33 and $1.08 per diluted common share, for the three and nine months ended September 30, 2008, respectively.

•	GAAP Operating Results: Net loss was $34.9 million and $72.7 million, or $1.35 and $2.83 per diluted common share for the three and nine months ended September 30, 2008, respectively.

•	Stockholders’ Equity: Stockholders’ equity at September 30, 2008 is $222.3 million, or $8.58 per share.

•	Real Estate Loan Portfolio Credit Statistics: There were no delinquencies or loss reserves established related to real estate loans as of September 30, 2008.

•
CMBS Portfolio Credit Statistics: Outlined below are credit statistics relating to the $48 billion of unpaid principal balance of commercial real estate loans, representing approximately 3,500 loans that serve as collateral for our “first-loss” CMBS investments.

o	60-day and greater delinquencies on loan collateral underlying our CMBS “first-loss” investments was 42 basis points at September 30, 2008 compared to 31 basis points at June 30, 2008.
o	Cumulative actual realized losses through September 30, 2008 were approximately $3 million compared to originally underwritten realized losses through September 30, 2008 of approximately $31 million.
o	Special servicing portfolio at September 30, 2008 consisted of 38 loans with an unpaid principal balance of approximately $304 million.
o	As of November 4, 2008, special servicing portfolio increased to 45 loans with an unpaid principal balance of $461.9 million.

•
CMBS Portfolio Loss Projections:  Primarily due to the recent increases in delinquencies, the special servicing portfolio and current weakness in the real estate and credit markets, we increased our loss projections on the approximately $48 billion of commercial real estate loan collateral underlying our CMBS “first-loss” investments as of September 30, 2008 to $863 million (1.8% of the unpaid principal balance of such loans) from $661 million (1.4% of the unpaid principal balance of such loans) at June 30, 2008.

“Given the dramatic deleveraging we are seeing broadly across the financial services sector, and more specifically in the real estate sector, we decided to take the proactive approach several months ago to sell certain assets to reduce our repurchase agreement borrowing exposure.  Our net repurchase agreement borrowings outstanding have declined from $261.9 million at December 31, 2007 to $87.2 million at September 30, 2008 and further down to $59.6 million at November 4, 2008.  Although these repurchase agreement borrowings have contractual maturities that extend out to September and October of 2009, we continue to pursue opportunities to either reduce our repurchase agreement borrowing exposure or obtain longer term financing agreements,”  said Mark Weiss, JRT President.  “We have also recently seen an increase in delinquencies and special servicing activity.  Due to these increases, the results of our ongoing portfolio surveillance activities, and the general weakness in the broader economy and, in particular, the commercial real estate sector, we deemed it appropriate during the quarter to significantly increase our loss projections on the $48 billion of loan collateral that underlies our “first loss” CMBS investments.  We continue to monitor developments in our portfolio, particularly in light of the rapidly deteriorating macroeconomic environment and will make adjustments to our loss projections as appropriate.”

Operating Results

Net loss was $34.9 million, or $1.35 per diluted common share, for the three months ended September 30, 2008, compared to net income of $10.5 million, or $0.41 per diluted common share, for the three months ended September 30, 2007.  Net loss was $72.7 million, or $2.83 per diluted common share, for the nine months ended September 30, 2008, compared to net income of $30.4 million, or $1.18 per diluted common share, for the nine months ended September 30, 2007.

AFFO was $8.5 million, or $0.33 per diluted share, for the three months ended September 30, 2008, compared to $12.7 million, or $0.49 per diluted share, for the three months ended September 30, 2007.  AFFO was $27.8 million, or $1.08 per diluted share, for the nine months ended September 30, 2008, compared to $34.7 million, or $1.35 per diluted share, for the nine months ended September 30, 2007.  At the end of this earnings release is a reconciliation of GAAP net income (loss) to AFFO for the three and nine months ended September 30, 2008 and 2007.

Total revenues were $27.9 million and $92.2 million for the three and nine months ended September 30, 2008, respectively, compared to $36.2 million and $100.2 million for the three and nine months ended September 30, 2007, respectively.  The decrease in revenues for the three months ended September 30, 2008 compared to the same period in 2007 is primarily due to reduced income from real estate loans and assets due to the sale or repayment of certain investments, as well as lower LIBOR rates on our floating rate real estate loans, and reduced income from cash and cash equivalents due to lower cash balances and lower yields, offset, in part, by increased CMBS income due to acquisitions during 2007 and higher levels of non-cash CMBS income.  The increase in non-cash CMBS income is principally due to the other than temporary impairment charge on CMBS recorded during the first quarter of 2008 which reduced our CMBS cost basis and increased GAAP yields on CMBS, resulting in higher levels of non-cash accretion income on these investments during the second and third quarters of 2008.

Interest expense for the three and nine months ended September 30, 2008 was $12.4 million and $41.6 million, respectively, compared to $20.7 million and $56.1 million for the three and nine months ended September 30, 2007, respectively.  Due to the adoption of SFAS No. 159, effective January 1, 2008, as well as discontinuation of hedge accounting on our non-CDO interest rate swaps, interest expense in the three and nine months ended September 30, 2008 does not include the impact of interest rate swaps.  During the three and nine months ended September 30, 2007, interest expense includes $(0.4) million and $(1.3) million, respectively, related to interest rate swaps.  After adjusting for this classification difference, the $7.8 million and $15.7 million decrease in interest expense for the three and nine months ended September 30, 2008, respectively, is primarily related to decreased LIBOR rates in 2008 compared to 2007 and lower average balances outstanding on repurchase agreements in 2008 offset, in part, by higher borrowing spreads and related facility costs on our repurchase agreements.  In addition, interest expense during the nine months ended September 30, 2008 increased over the same period in 2007 as a result of our issuance of junior subordinated debentures in April 2007.

Total management fees were $1.8 million and $5.5 million for the three and nine months ended September 30, 2008, respectively, compared to $2.3 million and $6.4 million for the three and nine months ended September 30, 2007, respectively. Base management fees were $1.8 million and $5.5 million for each of the three and nine months ended September 30, 2008 and 2007, respectively.  We incurred no incentive management fees during the three and nine months ended September 30, 2008 compared to $0.4 million and $0.8 million during the same periods in 2007.

General and administrative expenses were $1.6 million and $5.5 million for the three and nine months ended September 30, 2008 compared to $1.5 million and $5.7 million for the same periods in 2007.

During the three and nine months ended September 30, 2008, other gains (losses), net, of $(46.8) million and $(112.2) million, respectively, were recorded and consist of the following (in thousands):

Composition of Other Gains (Losses)
	For the Three Months Ended September 30, 2008	For the Nine Months Ended September 30, 2008
Changes in Fair Value
CDO related financial assets and liabilities
CMBS	$(87,054)	$(262,243)
Real estate loans	(21,082)	(32,846)
Notes payable	103,697	377,970
Interest rate swaps	(4,378)	(2,139)
Other assets	-	(33)
Unrealized gain (loss) on CDO related financial assets and liabilities	(8,817)	80,709

Non-CDO related financial assets and liabilities
Loss on CMBS impairment	(29,800)	(75,229)
Real estate loans held for sale	8,781	(20,094)
Interest rate swaps	2,685	6,088
Unrealized gain (loss) on non-CDO related financial assets and liabilities	(18,334)	(89,235)
Total changes in fair value	(27,151)	(8,526)

Realized Losses
Loss on sale of real estate loan held for sale	(11,060)	(20,310)
Loss on termination of non-CDO related interest rate swaps	(4,035)	(5,405)
Total realized losses	(15,095)	(25,715)

Cash payments on interest rate swaps	(3,866)	(10,634)

Recognition of amounts in other comprehensive income (loss) ("AOCI") as of December 31, 2007
Loss on CMBS impairment	-	(54,457)
Unrealized gain (loss) on non-CDO interest rate swaps	-	(10,796)
Amortization of swap termination costs	(128)	(377)
Amortization of unrealized loss on CDO related interest rate swaps	(582)	(1,725)
Total recognition of amounts in AOCI as of December 31, 2007	(710)	(67,355)

Total other gains (losses)	$(46,822)	$(112,230)

We recorded unrealized (losses) gains, net, on our CDO related financial assets and liabilities of $(8.8) million and $80.7 million, respectively, during the three and nine months ended September 30, 2008.  For the three months ended September 30, 2008, such unrealized losses, net, were primarily due to widening credit spreads on CMBS, real estate loans and notes payable, offset, in part, by lower 10 year swap rates on interest rate swaps.  Unrealized gains, net, for the nine months ended September 30, 2008 were primarily due to the widening of credit spreads on CDO notes payable, offset in part, by the impact of widening credit spreads on CMBS and real estate loans.

We recorded non-cash impairment charges of $29.8 million and $129.7 million, respectively, during the three and nine months ended September 30, 2008 on our CMBS investments not financed by CDOs. The non-cash impairment charges include charges of $29.8 million and $32.2 million during the three and nine months ended September 30,

2008, respectively, related to declines in the projected net present value of future cash flows on certain of the CMBS investments pursuant to EITF 99-20.  Non-cash CMBS impairment charges of $97.5 million during the nine months ended September 30, 2008 primarily relate to other than temporary declines in fair value due to widening credit spreads for CMBS investments recorded during the three months ended March 31, 2008.  For the three and nine months ended September 30, 2007, we recorded $0.8 million of impairment charges on our CMBS investments.

Unrealized gains (losses), net, of $8.8 million and $(20.1) million, respectively, were recorded on our real estate loans held for sale during the three and nine months ended September 30, 2008.  Note that these amounts are net of the reversal of prior period unrealized losses of $11.6 million and $19.7 million during the three and nine months ended September 30, 2008, respectively, on two loans that were sold during the nine months ended September 30, 2008 resulting in realized losses of $11.1 million and $20.3 million during the three and nine months ended September 30, 2008, respectively.  The losses were primarily due to spread widening on such loans and the impact of higher benchmark rates on fixed rate loans.  We carry these loans at the lower of cost or estimated fair value, on an individual loan basis.

Unrealized gains on non-CDO related interest rate swaps of $2.7 million and $6.1 million were recorded during the three and nine months ended September 30, 2008 as a result of discontinuing hedge accounting for these swaps during 2008.  These amounts are net of the reversal of prior period unrealized losses of $3.4 million and $7.3 million during the three and nine months ended September 30, 2008, respectively, on swaps that were terminated during the three and nine months ended September 30, 2008.  These interest rate swaps were originally designated to hedge existing floating rate indebtedness related to our repurchase agreements and anticipated future long-term floating rate indebtedness. No unrealized gains (losses) on interest rate swaps were recorded during the three and nine months ended September 30, 2007.

In connection with the sale of real estate loans during the three and nine months ended September 30, 2008 and repayment of associated borrowings, we terminated interest rate swaps with an initial notional balance of $145.0 million, reducing the notional balance to $40.0 million, and paid swap termination costs of $4.0 million and $5.4 million, respectively, during the three and nine months ended September 30, 2008.

Losses on interest rate swaps of $4.6 million and $12.7 million, respectively, during the three and nine months ended September 30, 2008 and consist primarily of net cash settlements on such swaps of $3.9 million and $10.6 million , respectively, amortization of unrealized losses as of December 31, 2007 on CDO related interest rate swaps of $0.6 million and $1.7 million, respectively,  and amortization of swap termination costs, net, from accumulated other comprehensive income of $0.1 million and $0.4 million, respectively, during the three and nine months ended September 30, 2008.

Investment Activity

In July 2008, the Company sold a fixed rate real estate loan classified as held for sale with a face amount of $65.0 million for proceeds of $54.8 million. Proceeds from the sale of this loan were used to pay down $40.8 million in related repurchase agreement borrowings and paid $4.0 million of swap termination costs.  During the three months ended September 30, 2008, we received principal repayments of $1.1 million related to one real estate loan investment.

The Company’s investments as of September 30, 2008 consist of:

	September 30, 2008				Weighted Average
	Face Amount/ Cost Basis (1)	Amortized Cost	Fair Value	% of Total Investments (2)	Coupon Rate (5)	Loss Adjusted Yield
	($ in millions)

CMBS financed by CDO's	$1,307.6	$315.7	$303.9	43.7%	5.1%	21.9%	(3)
CMBS not financed by CDO's	452.5	77.4	71.1	10.2%	5.2%	26.1%	(3)
Real estate loans, held for investment	275.0	274.7	232.6	33.4%	5.3%	5.3%	(4)
Real estate loans, held for sale	122.9	119.1	85.2	12.2%	7.4%	7.1%	(4)
Investments in unconsolidated joint ventures:
US Debt Fund	2.8	2.8	2.8	0.4%	N/A	N/A
Total	$2,160.8	$789.8	$695.6	100.0%	5.5%	14.3%

(1) For investments in unconsolidated joint ventures.
(2) Based on fair value.
(3) Loss adjusted yields for our CMBS investments reflect the impact of estimated future losses on underlying collateral and are the basis on which we record interest income on such investments in our GAAP financial statements in accordance with guidance provided by EITF 99-20.

(4) Represents yield on amortized cost.
(5) Based on face amount.

Effective January 1, 2008, we elected to account for our CMBS investments and real estate loans held for investment financed by CDOs using the fair value option under SFAS No. 159.  As a result, changes in the value of such CMBS and real estate loans held for investment are recorded as a component of unrealized gains (losses) on CDO related financial assets in our consolidated statement of operations.  With respect to CMBS not financed by CDOs, we classify these as available for sale.  As such, absent impairment, changes in the estimated fair value of such CMBS investments are reflected as changes to accumulated other comprehensive income (loss) and affect stockholders’ equity.  As of September 30, 2008, unrealized losses, net, of $6.2 million were reflected in accumulated other comprehensive income (loss) with respect to these CMBS investments.

In October 2008, we sold a floating rate real estate loan classified as held for sale with a face amount of $27.5 million for net proceeds of $23.8 million.  Proceeds from the sale of this loan were used to pay down $15.2 million in related repurchase agreement borrowings.  The $23.8 million of proceeds compares to a net carrying value of the loan of $23.8 million on September 30, 2008.

Stockholders’ Equity

At September 30, 2008, our GAAP book value per share was $8.58, compared to $10.15 at June 30, 2008.  The decline in GAAP book value is primarily due to the net loss of $34.9 million ($1.35 per share) during the three months ended September 30, 2008.

Credit Quality and Continued Focus on Commercial Real Estate

We continue to focus our business activities on debt securities and loans collateralized by commercial real estate assets.  We have no investments in single family residential loans or residential mortgage backed securities, including no investments in “sub prime” residential loans or “sub prime” residential mortgage backed securities.

Real Estate Loans: As of September 30, 2008, there are no delinquencies or monetary defaults on any of our 13 real estate loans.  We have one senior mortgage loan participation with an unpaid principal balance of $32.1 million and a scheduled final maturity in February 2009 where the borrower has requested an extension of the final maturity date.  This loan is part of the collateral pool for CDO II, and the collateral administrator, an affiliate of the Company, is evaluating this extension request, subject to receiving additional information from the borrower, among other items.

CMBS: In light of recent increases in delinquencies and the special servicing portfolio combined with the rapidly deteriorating macroeconomic environment, the Company increased loss projections on the $48 billion of commercial real estate loans that serve as collateral for its “first-loss” CMBS investments. Projected losses on the $48 billion of commercial real estate loan collateral underlying our “first-loss” CMBS investments were increased to

$863 million (1.8% of the collateral pool) at September 30, 2008 compared to $661 million (1.4% of the collateral pool) at June 30, 2008.  Realized credit losses through September 30, 2008 on collateral for our “first-loss” CMBS investments are $3 million, which compares to $31 million of projected losses through September 30, 2008 based on originally underwritten losses.  Impairment charges of $29.8 million were recorded during the three months ended September 30, 2008 related to our CMBS investments that are not financed by CDOs and relate to declines in the projected net present value of future cash flows on thirty separate CMBS bonds pursuant to EITF 99-20. As the Company continues to monitor developments in its portfolio and the overall macroeconomic environment, loss reserves may increase in the future in response to further deterioration in the credit markets.

For our 26 CMBS investments, 21 are investments in conduit issuances between 2004 and 2007 in which we own the first-loss position.  For the 21 first-loss CMBS positions which are collateralized by approximately 3,500 loans with an aggregate outstanding balance of approximately $48 billion, the 60 day and greater delinquency rate based on the remittance reports as of September 30, 2008 was 42 basis points compared to 31 basis points at June 30, 2008.  Including 7 loans with a face amount of $157.7 million that were transferred into special servicing subsequent to September 30, 2008, there are currently 45 loans totaling approximately $461.9 million that are being managed by the applicable special servicer, which is an affiliate of J.E. Robert Company, Inc.  Of the $461.9 million of loan balances in special servicing, 6 loans totaling $28.8 million are current, 5 loans totaling $35.5 million have been foreclosed upon and 34 loans totaling $397.6 million are delinquent and are in monetary default.  Based on the evaluation of the collateral properties underlying the CMBS investments and giving consideration to the workout status of the respective loans, we have incorporated estimates of future loan loss projections on the underlying collateral into the cash flow projections for such CMBS investments.

Since August 4, 2008 and through November 4, 2008, the credit ratings of certain of our CMBS investments have been downgraded by rating agencies, in particular JPMCC 2006-LDP8, CD 2006-CD3, JPMCC 2007-LDP12 and GCCFC 2007- GG9, and the downgrades affected bonds with a face amount of $69.9 million and a fair value of $10.3 million at September 30, 2008.  Of these downgraded bonds, $38.0 million of face amount was financed by CDO II at September 30, 2008. Cumulative rating agency downgrades to our CMBS bonds relate to bonds with face amounts of $198.7 million, of which $98.0 million and $68.7 million are financed by CDO I and CDO II, respectively.

Borrowings / Liquidity

At September 30, 2008, we had $32.6 million in unrestricted cash compared to net borrowings on our repurchase agreements totaling $87.2 million.  As of November 4, 2008, unrestricted cash decreased by $11.1 million to $21.5 million primarily as a result of proceeds from sales of real estate loans of $23.8 million reduced by associated repurchase agreement repayments of $15.2 million, margin calls of $12.3 million and payment of our third quarter 2008 dividend of $7.8 million.  As of November 4, 2008, net borrowings on our repurchase agreements decreased to $59.6 million.

With respect to liabilities, at September 30, 2008, total liabilities were $521.3 million.  The individual components of our liabilities are described below:

•
$328.2 million (or 63.1% of total liabilities) represents the estimated fair value of borrowings in the form of long term, “match-funded” notes payable relating to our two collateralized debt obligation offerings, CDO I and CDO II with an aggregate face amount of $974.6 million.  Pursuant to our adoption of SFAS No. 159 effective January 1, 2008, we elected to account for these notes payable using the fair value option.  CDO I and CDO II are not subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral and are generally non-recourse to the Company.  Absent the Company purchasing such notes payable at these discounted values or a situation where the proceeds from collateral were insufficient to satisfy the notes payable, the Company expects at this time that collateral for the notes payable will ultimately repay the face amount in full.

•
$87.2 million (or 16.8% of total liabilities) represents net borrowings under short-term repurchase facilities with two separate lenders.  These facilities are generally subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral, and are fully recourse to us.

As of November 4, 2008 and September 30, 2008, net repurchase agreement borrowings consisted of the following (all amounts disclosed below for repurchase agreement borrowings as of November 4, 2008 and September 30, 2008 are net of amounts held as collateral in restricted cash to be applied against these borrowings):

		Amount (in millions)
	Scheduled Maturity Date	November 4, 2008	September 30, 2008
Secured by CMBS
JPMorgan Chase	September 2009	$22.4	$29.5
Secured by real estate loans
Goldman Sachs	October 2009	37.2	57.7
		$59.6	$87.2

•
$61.9 million (or 11.9% of total liabilities) represents borrowings in the form of unsecured junior subordinated debentures.  These debentures are not subject to “margin calls” based on mark-to-market fair value determinations of underlying collateral but are fully recourse to us.  These debentures have a maturity date of April 2037 and are outstanding in connection with our April 2007 issuance of $60.0 million of trust preferred securities.

•
$28.9 million (or 5.6% of total liabilities) represents the fair value of our CDO- related pay-fixed interest rate swaps of $23.8 million and our non-CDO related pay-fixed interest rate swaps of $5.1 million.

•
$14.2 million (or 2.6% of total liabilities) consists of dividends declared but not paid to common shareholders of $7.8 million, amounts due to affiliates of $2.6 million, trade payables and other liabilities.

At September 30, 2008, the ratio of total liabilities to stockholders equity was 2.3x.  As of September 30, 2008, we are in compliance with all of our debt covenants.

Dividends

On September 11, 2008, the Board of Directors approved the declaration of a regular cash dividend of $0.30 per common share for the three months ended September 30, 2008.  The dividends were paid on October 31, 2008 to common stockholders of record on September 30, 2008.

Outlook

We will continue to focus our efforts on maintaining liquidity, monitoring and managing credit risk, and if excess liquidity is available, targeting investments that will generate the highest risk adjusted returns. Maintaining liquidity may require us to sell assets which could result in lower future revenues and/or result in realized losses.  In addition, we expect that our GAAP earnings will continue to be volatile, primarily as a result of our adoption of SFAS No. 159 for which we will reflect changes in the market values of our CDO related financial assets and liabilities in the income statement, discontinuation of hedge accounting for our interest rate swaps and treating certain of our real estate loans as held for sale.  As a result, we will continue to report AFFO as a measure of our operating performance as we believe it is a meaningful measure of our operating results and cash flows.

About JER Investors Trust Inc.

JER Investors Trust Inc. is a New York Stock Exchange listed specialty finance company that originates and acquires commercial real estate structured finance products. The Company's target investments include commercial mortgage backed securities, mezzanine loans and B-Note participations in mortgage loans, commercial mortgage loans and net leased real estate investments.  JER Investors Trust Inc. is organized and conducts its operations so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes.  For more information regarding JER Investors Trust Inc. and to be added to our e-mail distribution list, please visit www.jer.com.

Conference Call

Management will host an earnings conference call on Thursday, November 6, 2008 at 11:00 A.M. eastern standard time. A copy of this earnings release will be posted to the Investor Resources section of the JER Investors Trust Inc. website provided below. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (800) 510-9834 (from within the U.S.) or (617) 614-3669 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference passcode "57257162.”

A webcast of the conference call will be available to the public on a listen-only basis at www.jer.com.  A replay of the earnings call will be available until November 27, 2008 by dialing (888) 286-8010 (from within the U.S.) or (617) 801-6888 (from outside of the U.S.); please reference passcode "14959321.”

Non-GAAP Financial Measures

During the quarterly conference call, we may discuss non-GAAP financial measures as defined by SEC Regulation G.  In addition, we have used non-GAAP financial measures, in particular Adjusted Funds from Operations, or AFFO, in this press release.  A reconciliation of AFFO and the comparable GAAP financial measure (net income, assets, liabilities and stockholders’ equity, as applicable) can be found at the end of this earnings release.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  JER Investors Trust can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from JER Investors Trust’s expectations include, but are not limited to, changes in the real estate and capital markets, our continued ability to source and fund new investments and other risks detailed from time to time in JER Investors Trust’s SEC reports. Such forward-looking statements speak only as of the date of this press release. JER Investors Trust expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in JER Investors Trust’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACTS:

J. Michael McGillis
Chief Financial Officer
JER Investors Trust Inc.
(703) 714-8182

JER INVESTORS TRUST INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2008	2007
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$32,552	$87,556
Restricted cash	1,956	6,687
CMBS financed by CDOs, at fair value	303,904	562,056
CMBS not financed by CDOs, at fair value	71,136	155,384
Real estate loans, held for investment, at fair value at September 30, 2008 and amortized cost at December 31, 2007	232,578	274,734
Real estate loans, held for sale, at lower of cost or fair value	85,167	221,599
Investments in unconsolidated joint ventures	2,832	40,764
Accrued interest receivable	9,181	10,415
Due from affiliate	308	199
Deferred financing fees, net	1,567	14,454
Other assets	2,359	2,333

Total Assets	$743,540	$1,376,181

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
CDO notes payable, at fair value at September 30, 2008; face amount at December 31, 2007	$328,206	$974,578
Repurchase agreements	88,077	261,864
Junior subordinated debentures	61,860	61,860
Interest rate swap agreements, at fair value	28,931	32,881
Accounts payable and accrued expenses	1,035	921
Dividends payable	7,751	28,391
Due to affiliate	2,609	1,195
Other liabilities	2,793	3,693
Total Liabilities	521,262	1,365,383

Stockholders' Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized,
25,901,035 shares issued and outstanding	259	259
Additional paid-in capital	392,537	392,270
Cumulative dividends paid/declared	(155,432)	(132,186)
Cumulative earnings	15,792	68,437
Accumulated other comprehensive loss	(30,878)	(317,982)

Total Stockholders' Equity	222,278	10,798
Total Liabilities and Stockholders' Equity	$743,540	$1,376,181

JER INVESTORS TRUST INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUES
Interest income from CMBS	$21,767	$20,962	$67,939	$59,316
Interest income from real estate loans	6,187	11,302	22,520	30,681
Interest income from cash and cash equivalents	187	1,146	803	4,696
Lease income from real estate assets	-	2,746	-	5,522
Equity in (losses) earnings, net, of unconsolidated joint ventures	(429)	-	538	-
Fee income	151	-	403	-
Total Revenues	27,863	36,156	92,203	100,215

EXPENSES
Interest expense	12,437	20,665	41,633	56,058
Management fees, affiliate	1,844	1,845	5,545	5,551
Incentive fees, affiliate	-	438	-	826
Depreciation and amortization of real estate assets	-	412	-	824
General and administrative	1,610	1,459	5,528	5,712
Total Expenses	15,891	24,819	52,706	68,971

INCOME BEFORE OTHER GAINS (LOSSES)	11,972	11,337	39,497	31,244

OTHER GAINS (LOSSES)
Unrealized loss on financial assets financed with CDOs	(108,136)	-	(295,122)	-
Unrealized gain, net, on CDO related financial liabilities	99,319	-	375,831	-
Loss on interest rate swaps	(4,576)	-	(12,736)	-
Loss on impairment of CMBS	(29,800)	(812)	(129,686)	(812)
Unrealized gain (loss), net, on real estate loan held for sale	8,781	-	(20,094)	-
Unrealized gain (loss) on non-CDO interest rate swaps	2,685	-	(4,708)	-
Loss on sale of real estate loan held for sale	(11,060)	-	(20,310)	-
Loss on termination of non-CDO interest rate swaps	(4,035)	-	(5,405)	-
Total other gains (losses)	(46,822)	(812)	(112,230)	(812)
NET INCOME (LOSS)	$(34,850)	$10,525	$(72,733)	$30,432

Net earnings per share:
Basic	$(1.35)	$0.41	$(2.83)	$1.18

Diluted	$(1.35)	$0.41	$(2.83)	$1.18

Weighted average shares of common stock outstanding:
Basic	25,751,477	25,708,035	25,732,921	25,698,475

Diluted	25,764,703	25,710,582	25,753,346	25,712,895

Dividends declared per common share	$0.30	$0.45	$0.90	$1.34

JER INVESTORS TRUST INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (unaudited)
(In thousands)

	Common Stock		Additional	Cumulative Dividends	Cumulative Earnings (Losses)	Accumulated Other Comprehensive
	Shares	Amount	Paid-in Capital	Paid/Declared		Income (Loss)	Total
Balance at December 31, 2007	25,901	$259	$392,270	$(132,186)	$68,437	$(317,982)	$10,798

Cumulative effect of adoption of SFAS No. 159
Assets					(248,313)	225,991	(22,322)
Liabilities					268,401	-	268,401
Total cumulative effect of adoption of SFAS No. 159					20,088	225,991	246,079

Comprehensive income (loss):
Net income (loss)					(72,733)		(72,733)
Recognition of previously unrealized losses on non CDO- related interest rate swap agreements in other comprehensive income at December 31, 2007						10,795	10,795
Amortization of swap termination costs						378	378
Amortization of unrealized losses on CDO related interest rate swaps in other comprehensive income at December 31, 2007						1,725	1,725
Unrealized gains (losses) on non-CDO CMBS available for sale						(6,242)	(6,242)
Recognition of previously unrealized losses on non-CDO related CMBS in other comprehensive income at December 31, 2007						54,457	54,457
Total comprehensive income (loss)							$(11,620)

Dividends declared				(23,246)			(23,246)
Stock based compensation- restricted share awards			267				267
Balance at September 30, 2008	25,901	$259	$392,537	$(155,432)	$15,792	$(30,878)	$222,278

JER INVESTORS TRUST INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	For the Nine Months Ended September 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (72,733)	$ 30,432
Adjustments to reconcile net income to net cash provided by operating activities:
CMBS accretion income	(1,317)	2,253
Amortization of debt issuance costs	2,857	1,395
Accretion of premiums or discounts on real estate loans	-	(357)
Amortization of other comprehensive (income) loss related to CDO related interest rate swap agreements	2,093	336
Depreciation and amortization on real estate assets	-	824
Unrealized (gain) loss on CDO related financial assets and liabilities, net	(80,709)	-
Unrealized and realized losses on interest rate swaps	10,113	-
Unrealized loss on impairment of CMBS	129,686	812
Loss on sale of real estate loan held for sale	20,310	-
Unrealized loss on real estate loans held for sale, net	20,094	-
Equity in earnings, net, from unconsolidated joint ventures	(538)	-
Distributions from unconsolidated joint ventures	1,252	-
Payment-in-kind (PIK) interest on real estate loan held for sale	(3,481)	-
Stock compensation expense	267	357
Increase in straight line rent receivable	-	(1,648)
Changes in assets and liabilities:
Decrease (increase) in other assets	(26)	(3)
Decrease (increase) in accrued interest receivable	1,234	(2,130)
Increase (decrease) in due to/from affiliates, net	1,305	(222)
Increase (decrease) in accounts payable and accrued expenses and other liabilities, net	(776)	2,030

Net cash provided by operating activities	29,631	34,079

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of CMBS	-	(221,480)
Purchase of real estate loans	-	(413,048)
Purchase of real estate assets	-	(38,748)
Investment in unconsolidated joint ventures	(2,231)	-
Decrease in restricted cash, net	4,731	82,926
Proceeds from sale of unconsolidated joint ventures	39,448	-
Proceeds from repayment of real estate loans	8,528	176,407
Proceeds from sale of real estate loans held for sale	90,981	-
Net cash provided by (used in) investing activities	141,457	(413,943)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(43,885)	(41,453)
Proceeds from repurchase agreements	2,426	532,539
Repayment of repurchase agreements	(176,213)	(247,510)
Proceeds from issuance of junior subordinated debentures	-	61,860
Purchase of common equity in JERIT TS Statutory Trust I	-	(1,860)
Payment of financing costs	(3,015)	(1,501)
Payment of interest rate swap termination costs	(5,405)	-
Net cash (used in) provided by financing activities	(226,092)	302,075

Net decrease in cash and cash equivalents	(55,004)	(77,789)

Cash and cash equivalents at beginning of period	87,556	143,443

Cash and cash equivalents at end of period	$ 32,552	$ 65,654

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$ 50,384	$ 53,863
Dividends declared but not paid	$ 7,751	$ 11,615

JER INVESTORS TRUST INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007

Net income (loss) available to common stockholders	$(34,850)	$10,525	$(72,733)	$30,432
Add:
Unrealized gain, net, on CDO related financial assets and liabilities	8,817	-	(80,709)	-
Amortization of December 31, 2007 unrealized loss on CDO related interest rate swaps	582		1,725
Unrealized loss on impairment of CMBS	29,800	812	129,686	812
Unrealized (gain) loss on real estate loan held for sale	(8,781)	-	20,094	-
Unrealized (gain) loss on non-CDO interest rate swap agreements	(2,685)	-	4,708	-
Realized loss on sale of real estate loan held for sale	11,060	-	20,310	-
Realized loss on termination of non-CDO interest rate swap agreement	4,035	-	5,405	-
Equity in (earnings) losses, net, of unconsolidated joint ventures	429	-	(538)
Cash distributions from unconsolidated joint ventures	-	-	933	-
Depreciation on consolidated real estate assets	-	412	-	824
CMBS (accretion) amortization	83	809	(1,317)	2,254
Stock compensation expense	56	115	267	356
Adjusted Funds from Operations (AFFO)	$8,546	$12,673	$27,831	$34,678

AFFO per share:
Basic	$0.33	$0.49	$1.08	$1.35

Diluted	$0.33	$0.49	$1.08	$1.35